December 24, 2015

Amendment to Harrison Shih’s employment agreement is as follows:

As of September 1, 2015, Harrison Shih’s annual base salary will be $300,000.

Harrison Shih’s job title will change to “President.”

Signed:	/s/ Steve Chung	Signed:	/s/ Harrison Shih
Date:	12/24/15	Date:	12/24/15
Steve Chung, CEO		Harrison Shih, President

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